Exhibit 23.2

ZAO KPMG	Telephone	+7 (495) 937 4477
10 Presnenskaya Naberezhnaya	Fax	+7 (495) 937 4400/99
Moscow, Russia 123317	Internet	www.kpmg.ru
To the Board of Directors
ConocoPhillips
Independent Auditors’ Consent
We consent to the incorporation by reference in ConocoPhillips’ registration statement on Form S-8 of our report dated March 19, 2010, with respect to the consolidated balance sheets of OAO LUKOIL and its subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows, for each of the years in the three-year period ended December 31, 2009, which report appears in ConocoPhillips’ annual report on Form 10-K/A for the year ended December 31, 2009.
ZAO KPMG
Moscow, Russian Federation
December 8, 2010
ZAO KPMG, a company incorporated under the Laws at the Russian
Federation, a subsidiary of KPMG Europe LLP, and a member firm of the
KPMG network of independent member firms affiliated with KPMG
International Cooperative (“KPMG International”), a Swiss entity.